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                                                                   Exhibit 10.x

                          EIGHTH AMENDMENT TO THE HUFFY
                  CORPORATION SUPPLEMENTAL/EXCESS BENEFIT PLAN


         WHEREAS, Huffy Corporation (the "Sponsor") maintains the Huffy Corporation Supplemental/Excess Benefit Plan (the "Plan") effective January 1, 1988; and

         WHEREAS, the Sponsor desires to amend the Plan;

         NOW, THEREFORE, the Sponsor adopts the following amendment to the Plan effective as of February 12, 1998:

I. Exhibit C to the Plan shall be amended by restating the first paragraph to read as follows:

                  The Employer shall grant Graber (a) two (2) years of additional Credited Service under the Retirement Plan, plus
                  (b) in addition to the Credited Service granted under (a), two
                  (2) years of Credited Service for each one (1) full year of Actual Service under the Retirement Plan completed during Graber's first five years of employment with the Employer. For purposes of this Exhibit C only, Actual Service shall mean service while on active payroll, salary continuation or long-term disability. Thus, upon Graber's fifth anniversary with the Employer, Graber shall have twelve (12) years of additional Credited Service in addition to the five (5) years of Actual Service completed, for a total of seventeen (17) years of Credited Service.

II.      In all other respects, the Plan shall remain unchanged.

         IN WITNESS WHEREOF, the Sponsor has caused this instrument to be executed as of this 12th day of February, 1998.

                                                     HUFFY CORPORATION

                                                     By:___________________

                                                     Title:________________